News Release

HOPE BANCORP REPORTS 2023 FOURTH QUARTER AND
FULL-YEAR FINANCIAL RESULTS

LOS ANGELES - January 30, 2024 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its fourth quarter and full year ended December 31, 2023. For the three months ended December 31, 2023, net income totaled $26.5 million, or $0.22 per diluted common share. For the full year ended December 31, 2023, net income totaled $133.7 million, or $1.11 per diluted common share.

“Net income for the 2023 fourth quarter was $26.5 million, or $38.3 million excluding the FDIC special assessment and restructuring charges related to our strategic reorganization,” stated Kevin S. Kim, Chairman, President and Chief Executive Officer. “Excluding these notable items, our net income was up 26% quarter-over-quarter. Continued focus on expense discipline and improvements in our credit quality metrics were important contributors to our net income growth. Nonperforming assets decreased 26%, and criticized loans declined 11% from September 30, 2023. Net charge offs for the 2023 fourth quarter were a very low five basis points, annualized, of average loans.

“We grew tangible book value 6% year-over-year, and all our regulatory risk-based capital ratios expanded,” continued Kim. “At December 31, 2023, the Company’s total capital ratio was 13.9% and common equity tier 1 capital ratio was 12.3%. Our strong capital positions the Bank well to support all our customers in their growth plans for the new year.

“The 2023 fourth quarter was an important building quarter for the Company with the announcement of our strategic reorganization in October. We believe our realignment around lines of business and products will enable Bank of Hope to operate more efficiently, support high-quality loan and deposit growth, and deliver improved returns in the years to come, enhancing stockholder value over the long term,” concluded Kim. “I wish to thank all our team members at Bank of Hope for their continued dedication to our organization and their excellence in serving our customers.”

Operating Results for the 2023 Fourth Quarter

Net income and earnings per share. Net income for the 2023 fourth quarter was $26.5 million, or $0.22 per diluted common share, compared with $30.0 million, or $0.25 per diluted common share, for the immediately preceding third quarter. Notable items impacting net income in the fourth quarter of 2023 were $8.7 million of restructuring costs, after tax, related to the Company’s previously announced strategic reorganization, and $3.1 million, after tax, accrued for the Federal Deposit Insurance Corporation (“FDIC”) special assessment, which was approved by the FDIC Board of Directors in November 2023. Excluding these notable items, net income for the 2023 fourth quarter was $38.3 million(1), up 26% from $30.4 million (excluding $376,000, after tax, of restructuring costs) for the third quarter of 2023. Earnings per diluted common share excluding notable items(1) amounted to $0.32 for the three months ended December 31, 2023, up 28% compared with $0.25 per diluted common share for the immediately preceding third quarter.

Net interest income and net interest margin. Net interest income before provision for credit losses for the 2023 fourth quarter totaled $125.9 million, compared with $135.4 million in the immediately preceding third quarter, a decrease of 7% quarter-over-quarter. Fourth quarter 2023 net interest margin contracted 13 basis points to 2.70%, from 2.83% in the 2023 third quarter. The linked quarter change in net interest income and net interest margin reflected a higher cost of interest bearing deposits and a decrease in the average balance of loans, partially offset by higher yields on investment securities and other earning assets, as well as a decrease in the average balance of interest bearing deposits. In addition, the third quarter of 2023 included $3.1 million of recovered interest income related to one borrower relationship, which contributed eight basis points to the average loan yield and six basis points to the net interest margin in the third quarter.
_____________________________________
(1) Net income, excluding the FDIC special assessment and restructuring charges (also referred to collectively as the “notable items”), and earnings per diluted common share excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.
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Noninterest income. Noninterest income for the 2023 fourth quarter totaled $9.3 million, increasing 12% from $8.3 million in the immediately preceding third quarter. Growth was well distributed across various fee income lines. The Company did not sell any SBA 7(a) loans during the second half of 2023, retaining loan production on the balance sheet instead.

Noninterest expense. Noninterest expense for the 2023 fourth quarter was $99.9 million, including $11.1 million of pre-tax restructuring costs, primarily comprising severance costs, planned branch consolidation charges and professional fees, and $4.0 million (pre-tax) accrued for the FDIC special assessment. Excluding these notable items, fourth quarter 2023 noninterest expense(2) was $84.8 million, down 2% from $86.4 million (excluding $500,000, pre-tax, of restructuring charges) in the 2023 third quarter. Fourth quarter 2023 salaries and employee benefits expense decreased 7% to $47.4 million, down from $51.0 million in the 2023 third quarter, reflecting the reduction to total headcount related to the restructuring. Other noninterest expense increased quarter-over-quarter, primarily reflecting increased CRA investment expense and provision for unfunded loan commitments.

Tax rate. The effective tax rate for the 2023 fourth quarter was 21.2%, compared with 24.9% for the immediately preceding third quarter. For the full year 2023, the effective tax rate was 24.9%, compared with 26.3% for the full year 2022.
Balance Sheet Summary
Cash and investment securities. At December 31, 2023, cash and cash equivalents totaled $1.93 billion, compared with $2.50 billion at September 30, 2023, primarily driven by a decrease in deposit balances. At December 31, 2022, cash and equivalents were $506.8 million. Investment securities totaled $2.41 billion at December 31, 2023, up from $2.26 billion at September 30, 2023, and $2.24 billion at December 31, 2022.

Loans. Loans receivable of $13.85 billion at December 31, 2023, decreased 3% from $14.31 billion at September 30, 2023, reflecting declines in commercial and commercial real estate loans, partially offset by growth in residential mortgage loans. During the 2023 fourth quarter, the Company exited its residential mortgage warehouse line business, which accounted for $64.7 million of the linked quarter decrease in loans. Fourth quarter average loans of $14.05 billion decreased 3% quarter-over-quarter.

The following table sets forth the loan portfolio composition at December 31, 2023, September 30, 2023, and December 31, 2022:

(dollars in thousands) (unaudited)	12/31/2023		9/30/2023		12/31/2022
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial real estate (“CRE”) loans	$8,797,884	63.6%	$8,972,886	62.7%	$9,414,580	61.1%
Commercial and industrial (“C&I”) loans	4,135,044	29.8%	4,450,341	31.1%	5,109,532	33.2%
Residential mortgage and other loans	920,691	6.6%	882,966	6.2%	879,428	5.7%
Loans receivable	$13,853,619	100.0%	$14,306,193	100.0%	$15,403,540	100.0%

Deposits. Total deposits of $14.75 billion at December 31, 2023, decreased 6% from $15.74 billion at September 30, 2023. Fourth quarter 2023 average deposits of $15.26 billion decreased 3% quarter-over-quarter. During the fourth quarter of 2023, the Company reduced brokered time deposits by $449.9 million, or 25% from September 30, 2023. Noninterest bearing demand deposits decreased in the fourth quarter of 2023 primarily due to seasonality of funds from commercial customers in the residential mortgage business; these customers were unrelated to the exit of residential mortgage warehouse lending.

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(2) Noninterest expense, excluding notable items, is a non-GAAP financial measure. A quantitative reconciliation of the most directly comparable GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Pages 10 and 11.
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The gross loan-to-deposit ratio was 93.9% at December 31, 2023, compared with 91.0% at September 30, 2023, and 98.2% at December 31, 2022.

The following table sets forth the deposit composition at December 31, 2023, September 30, 2023, and December 31, 2022:

(dollars in thousands) (unaudited)	12/31/2023		9/30/2023		12/31/2022
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$3,914,967	26.5%	$4,249,788	27.0%	$4,849,493	30.8%
Money market, interest bearing demand, and savings deposits	4,872,029	33.0%	4,855,683	30.9%	5,899,248	37.5%
Time deposits	5,966,757	40.5%	6,634,388	42.1%	4,990,060	31.7%
Total deposits	$14,753,753	100.0%	$15,739,859	100.0%	$15,738,801	100.0%

Gross loan-to-deposit ratio		93.9%		91.0%		98.2%

Borrowings. Federal Home Loan Bank and Federal Reserve Bank borrowings totaled $1.80 billion at December 31, 2023, unchanged from September 30, 2023, and up from $865.0 million at December 31, 2022.

Credit Quality and Allowance for Credit Losses
Nonperforming assets. Nonperforming assets totaled $45.5 million at December 31, 2023, a decrease of 26% from $61.7 million at September 30, 2023. The nonperforming assets ratio was 0.24% of total assets at December 31, 2023, an improvement from 0.31% of total assets at September 30, 2023.

The following table sets forth the components of nonperforming assets at December 31, 2023, September 30, 2023, and December 31, 2022:

(dollars in thousands) (unaudited)	12/31/2023	9/30/2023	12/31/2022
Loans on nonaccrual status (1)	$45,204	$39,081	$49,687
Accruing delinquent loans past due 90 days or more	261	21,579	401
Accruing troubled debt restructured loans (2)	—	—	16,931
Total nonperforming loans	45,465	60,660	67,019
Other real estate owned	63	1,043	2,418
Total nonperforming assets	$45,528	$61,703	$69,437

Nonperforming assets/total assets	0.24%	0.31%	0.36%
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(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $11.4 million, $12.1 million and $9.8 million at December 31, 2023, September 30, 2023, and December 31, 2022, respectively.
(2)     The Company adopted ASU 2022-02 in 2023, which eliminated the concept of troubled debt restructured (“TDR”) loans from GAAP; therefore, accruing TDR loans are no longer included in nonperforming loans.

Criticized loans. Criticized loans decreased 11% quarter-over-quarter to $322.4 million at December 31, 2023, down from $360.8 million at September 30, 2023. Both special mention and substandard loans decreased quarter-over-quarter. The decrease was largely driven by upgrades, along with payoffs and note sales. As of December 31, 2022, criticized loans totaled $261.3 million.

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Net charge offs and provision for credit losses. The Company recorded net charge offs of $1.8 million in the 2023 fourth quarter, equivalent to 0.05%, annualized, of average loans. This was an improvement from net charge offs of $31.0 million, or 0.85%, annualized, of average loans in the immediately preceding third quarter. Accordingly, the Company recorded a provision for credit losses of $1.7 million for the 2023 fourth quarter, compared with $16.8 million in the immediately preceding third quarter. For the full year 2023, net charge offs were 0.22% of average loans, compared with net recoveries of (0.08)% of average loans for the full year 2022.

The following table sets forth net charge offs (recoveries) and the provision for credit losses for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, and for the twelve months ended December 31, 2023 and 2022:

	For the Three Months Ended			For the Twelve Months Ended
(dollars in thousands) (unaudited)	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Net charge offs (recoveries)	$1,815	$30,987	$6,402	$32,358	$(12,209)
Net charge offs (recoveries)/average loans receivable (annualized)	0.05%	0.85%	0.17%	0.22%	(0.08)%
Provision for credit losses	$1,700	$16,800	$8,200	$29,100	$9,600

Allowance for credit losses. The allowance for credit losses totaled $158.7 million at December 31, 2023, compared with $158.8 million at September 30, 2023. The allowance coverage ratio increased to 1.15% of loans receivable at December 31, 2023, up from 1.11% at September 30, 2023. Year-over-year, allowance coverage of loans receivable increased from 1.05% at December 31, 2022.

The following table sets forth the allowance for credit losses and the coverage ratios at December 31, 2023, September 30, 2023, and December 31, 2022:

(dollars in thousands) (unaudited)	12/31/2023	9/30/2023	12/31/2022
Allowance for credit losses	$158,694	$158,809	$162,359
Allowance for credit losses/loans receivable	1.15%	1.11%	1.05%

Capital

The Company’s capital ratios are strong and all regulatory risk-based capital ratios expanded quarter-over-quarter and year-over-year. At December 31, 2023, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. The following table sets forth the capital ratios for the Company at December 31, 2023, September 30, 2023, and December 31, 2022:

(unaudited)	12/31/2023	9/30/2023	12/31/2022	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	12.28%	11.67%	10.55%	6.50%
Tier 1 Capital Ratio	12.96%	12.32%	11.15%	8.00%
Total Capital Ratio	13.92%	13.23%	11.97%	10.00%
Leverage Ratio	10.11%	9.83%	10.15%	5.00%

At December 31, 2023, total stockholders’ equity was $2.12 billion, or $17.66 per common share. Quarter-over-quarter, stockholders’ equity increased 4%, or $90.8 million, primarily reflecting a positive change in accumulated other comprehensive income (“AOCI”) and growth in retained earnings. Tangible common equity (“TCE”) per share was $13.76 at December 31, 2023, up 6% from September 30, 2023, and the TCE ratio was 8.86%, up 90 basis points quarter-over-quarter.

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The following table sets forth the TCE per share and the TCE ratio at December 31, 2023, September 30, 2023, and December 31, 2022:

(unaudited)	12/31/2023	9/30/2023	12/31/2022
TCE per share (1)	$13.76	$13.01	$12.96
TCE ratio (1)	8.86%	7.96%	8.29%
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(1)    TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Tuesday, January 30, 2024, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review unaudited financial results for its fourth quarter and full year ended December 31, 2023. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through February 6, 2024, replay access code 4752295.

Non-GAAP Financial Metrics

This news release and accompanying financial tables contain certain non-GAAP financial measure disclosures, including net income excluding notable items, earnings per share excluding notable items, noninterest expense excluding notable items, TCE per share, TCE ratio, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, efficiency ratio excluding notable items and noninterest expense / average assets excluding notable items. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $19.13 billion in total assets as of December 31, 2023. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, the Bank provides a full suite of commercial, corporate and consumer loans, including commercial and commercial real estate lending, SBA lending, residential mortgage and other consumer lending; deposit and fee-based products and services; international trade financing; cash management services, foreign currency exchange solutions, and interest rate derivative products, among others. Bank of Hope operates 54 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama, and Georgia. The Bank also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices in the United States; and a representative office in Seoul, Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.
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Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business and economic environment in which we operate, projections of future performance, perceived opportunities in the market, statements regarding our business strategies, objectives and vision, and statements about our strategic reorganization. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Julianna Balicka    Angie Yang
EVP & Chief Financial Officer    SVP, Director of Investor Relations & Corporate Communications
213-235-3235    213-251-2219
julianna.balicka@bankofhope.com     angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	12/31/2023	9/30/2023	% change	12/31/2022	% change
Cash and due from banks	$1,928,967	$2,500,323	(23)%	$506,776	281%
Investment securities	2,408,971	2,260,837	7%	2,243,195	7%
Federal Home Loan Bank (“FHLB”) stock and other investments	61,000	60,433	1%	61,761	(1)%
Loans held for sale, at the lower of cost or fair value	3,408	19,502	(83)%	49,245	(93)%
Loans receivable	13,853,619	14,306,193	(3)%	15,403,540	(10)%
Allowance for credit losses	(158,694)	(158,809)	—%	(162,359)	(2)%
Net loans receivable	13,694,925	14,147,384	(3)%	15,241,181	(10)%
Accrued interest receivable	61,720	60,665	2%	55,460	11%
Premises and equipment, net	50,611	51,764	(2)%	46,859	8%
Goodwill and intangible assets	468,385	468,832	—%	470,176	—%
Other assets	453,535	506,624	(10)%	489,838	(7)%
Total assets	$19,131,522	$20,076,364	(5)%	$19,164,491	—%

Liabilities:
Deposits	$14,753,753	$15,739,859	(6)%	$15,738,801	(6)%
FHLB and Federal Reserve Bank (“FRB”) borrowings	1,795,726	1,795,726	—%	865,000	108%
Subordinated debentures and convertible notes, net	108,269	107,949	—%	323,713	(67)%
Accrued interest payable	168,174	166,831	1%	26,668	531%
Other liabilities	184,357	235,575	(22)%	190,981	(3)%
Total liabilities	$17,010,279	$18,045,940	(6)%	$17,145,163	(1)%

Stockholders’ Equity:
Common stock, $0.001 par value	$138	$137	1%	$137	1%
Additional paid-in capital	1,439,963	1,436,769	—%	1,431,003	1%
Retained earnings	1,150,547	1,140,870	1%	1,083,712	6%
Treasury stock, at cost	(264,667)	(264,667)	—%	(264,667)	—%
Accumulated other comprehensive loss, net	(204,738)	(282,685)	28%	(230,857)	11%
Total stockholders’ equity	2,121,243	2,030,424	4%	2,019,328	5%
Total liabilities and stockholders’ equity	$19,131,522	$20,076,364	(5)%	$19,164,491	—%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	120,126,786	120,026,220		119,495,209
Treasury stock shares	17,382,835	17,382,835		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Twelve Months Ended
	12/31/2023	9/30/2023	% change	12/31/2022	% change	12/31/2023	12/31/2022	% change

Interest and fees on loans	$221,020	$229,937	(4)%	$207,958	6%	$892,563	$660,732	35%
Interest on investment securities	18,398	17,006	8%	14,758	25%	66,063	52,220	27%
Interest on cash and deposits at other banks	29,029	28,115	3%	942	NM	87,361	1,295	NM
Interest on other investments and FHLB dividends	777	735	6%	579	34%	2,891	1,868	55%
Total interest income	269,224	275,793	(2)%	224,237	20%	1,048,878	716,115	46%

Interest on deposits	121,305	117,854	3%	63,276	92%	441,231	114,839	284%
Interest on borrowings	22,003	22,561	(2)%	10,440	111%	81,786	22,855	258%
Total interest expense	143,308	140,415	2%	73,716	94%	523,017	137,694	280%

Net interest income before provision for credit losses	125,916	135,378	(7)%	150,521	(16)%	525,861	578,421	(9)%
Provision for credit losses	1,700	16,800	(90)%	8,200	(79)%	29,100	9,600	203%
Net interest income after provision for credit losses	124,216	118,578	5%	142,321	(13)%	496,761	568,821	(13)%

Service fees on deposit accounts	2,505	2,415	4%	2,159	16%	9,466	8,938	6%
Net gains on sales of SBA loans	—	—	—%	2,154	(100)%	4,097	16,343	(75)%
Other income and fees	6,775	5,890	15%	7,797	(13)%	32,014	26,116	23%
Total noninterest income	9,280	8,305	12%	12,110	(23)%	45,577	51,397	(11)%

Salaries and employee benefits	47,364	51,033	(7)%	52,694	(10)%	207,871	204,719	2%
Occupancy	7,231	7,149	1%	7,072	2%	28,868	28,267	2%
Furniture and equipment	5,302	5,625	(6)%	5,045	5%	21,378	19,434	10%
Data processing and communications	2,976	2,891	3%	2,860	4%	11,606	10,683	9%
FDIC assessment	3,141	3,683	(15)%	1,596	97%	13,296	6,248	113%
FDIC special assessment	3,971	—	100%	—	100%	3,971	—	100%
Earned interest credit	6,505	6,377	2%	5,002	30%	22,399	10,998	104%
Restructuring costs	11,076	500	NM	—	100%	11,576	—	100%
Other noninterest expense	12,325	9,615	28%	10,249	20%	43,486	43,821	(1)%
Total noninterest expense	99,891	86,873	15%	84,518	18%	364,451	324,170	12%
Income before income taxes	33,605	40,010	(16)%	69,913	(52)%	177,887	296,048	(40)%
Income tax provision	7,124	9,961	(28)%	18,210	(61)%	44,214	77,771	(43)%
Net income	$26,481	$30,049	(12)%	$51,703	(49)%	$133,673	$218,277	(39)%

Earnings Per Common Share - Diluted	$0.22	$0.25		$0.43		$1.11	$1.81
Weighted Average Shares Outstanding - Diluted	120,761,112	120,374,618		120,102,665		120,393,257	120,472,345
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended			For the Twelve Months Ended
Profitability measures (annualized):	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
ROA	0.54%	0.60%	1.10%	0.67%	1.20%
ROA excluding notable items (1)	0.78%	0.61%	1.10%	0.73%	1.20%
ROE	5.17%	5.78%	10.35%	6.48%	10.73%
ROE excluding notable items (1)	7.49%	5.85%	10.35%	7.05%	10.73%
ROTCE (1)	6.71%	7.47%	13.54%	8.39%	13.97%
ROTCE excluding notable items (1)	9.71%	7.56%	13.54%	9.13%	13.97%
Net interest margin	2.70%	2.83%	3.36%	2.81%	3.36%
Efficiency ratio (not annualized)	73.89%	60.46%	51.97%	63.78%	51.47%
Efficiency ratio excluding notable items (not annualized) (1)	62.76%	60.11%	51.97%	61.06%	51.47%
Noninterest expense / average assets	2.04%	1.73%	1.79%	1.84%	1.78%
Noninterest expense / average assets, excluding notable items (1)	1.73%	1.72%	1.79%	1.76%	1.78%

(1) ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, efficiency ratio excluding notable items, and noninterest expense / average assets excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	12/31/2023			9/30/2023			12/31/2022
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,052,953	$221,020	6.24%	$14,550,106	$229,937	6.27%	$15,393,843	$207,958	5.36%
Investment securities	2,283,613	18,398	3.20%	2,275,133	17,006	2.97%	2,254,678	14,758	2.60%
Interest earning cash and deposits at other banks	2,142,147	29,029	5.38%	2,106,469	28,115	5.30%	66,075	942	5.66%
FHLB stock and other investments	47,587	777	6.48%	47,316	735	6.16%	48,002	579	4.79%
Total interest earning assets	$18,526,300	$269,224	5.77%	$18,979,024	$275,793	5.77%	$17,762,598	$224,237	5.01%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$4,821,222	$45,662	3.76%	$4,533,430	$38,814	3.40%	$6,030,576	$35,959	2.37%
Time deposits	6,327,191	75,643	4.74%	6,862,038	79,040	4.57%	4,276,655	27,317	2.53%
Total interest bearing deposits	11,148,413	121,305	4.32%	11,395,468	117,854	4.10%	10,307,231	63,276	2.44%
FHLB and FRB borrowings	1,795,740	19,224	4.25%	1,809,322	19,821	4.35%	838,335	6,988	3.31%
Subordinated debentures and convertible notes	104,198	2,779	10.44%	103,873	2,740	10.32%	319,498	3,452	4.23%
Total interest bearing liabilities	$13,048,351	$143,308	4.36%	$13,308,663	$140,415	4.19%	$11,465,064	$73,716	2.55%
Noninterest bearing demand deposits	4,113,680			4,312,117			5,174,306
Total funding liabilities/cost of funds	$17,162,031		3.31%	$17,620,780		3.16%	$16,639,370		1.76%
Net interest income/net interest spread		$125,916	1.41%		$135,378	1.58%		$150,521	2.46%
Net interest margin			2.70%			2.83%			3.36%

Cost of deposits:
Noninterest bearing demand deposits	$4,113,680	$—	—%	$4,312,117	$—	—%	$5,174,306	$—	—%
Interest bearing deposits	11,148,413	121,305	4.32%	11,395,468	117,854	4.10%	10,307,231	63,276	2.44%
Total deposits	$15,262,093	$121,305	3.15%	$15,707,585	$117,854	2.98%	$15,481,537	$63,276	1.62%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Twelve Months Ended
	12/31/2023			12/31/2022
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,732,166	$892,563	6.06%	$14,634,627	$660,732	4.51%
Investment securities	2,262,840	66,063	2.92%	2,415,621	52,220	2.16%
Interest earning cash and deposits at other banks	1,685,462	87,361	5.18%	116,689	1,295	1.11%
FHLB stock and other investments	47,249	2,891	6.12%	59,624	1,868	3.13%
Total interest earning assets	$18,727,717	$1,048,878	5.60%	$17,226,561	$716,115	4.16%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$4,858,919	$161,751	3.33%	$6,517,879	$72,763	1.12%
Time deposits	6,409,056	279,480	4.36%	3,084,851	42,076	1.36%
Total interest bearing deposits	11,267,975	441,231	3.92%	9,602,730	114,839	1.20%
FHLB and FRB borrowings	1,618,292	69,365	4.29%	528,342	11,525	2.18%
Subordinated debentures and convertible notes	181,125	12,421	6.76%	318,691	11,330	3.51%
Total interest bearing liabilities	$13,067,392	$523,017	4.00%	$10,449,763	$137,694	1.32%
Noninterest bearing demand deposits	4,362,043			5,569,542
Total funding liabilities/cost of funds	$17,429,435		3.00%	$16,019,305		0.86%
Net interest income/net interest spread		$525,861	1.60%		$578,421	2.84%
Net interest margin			2.81%			3.36%

Cost of deposits:
Noninterest bearing demand deposits	$4,362,043	$—	—%	$5,569,542	$—	—%
Interest bearing deposits	11,267,975	441,231	3.92%	9,602,730	114,839	1.20%
Total deposits	$15,630,018	$441,231	2.82%	$15,172,272	$114,839	0.76%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Twelve Months Ended
AVERAGE BALANCES:	12/31/2023	9/30/2023	% change	12/31/2022	% change	12/31/2023	12/31/2022	% change
Loans, including loans held for sale	$14,052,953	$14,550,106	(3)%	$15,393,843	(9)%	$14,732,166	$14,634,627	1%
Investment securities	2,283,613	2,275,133	—%	2,254,678	1%	2,262,840	2,415,621	(6)%
Interest earning cash and deposits at other banks	2,142,147	2,106,469	2%	66,075	NM	1,685,462	116,689	NM
Interest earning assets	18,526,300	18,979,024	(2)%	17,762,598	4%	18,727,717	17,226,561	9%
Goodwill and intangible assets	468,622	469,079	—%	470,442	—%	469,298	471,176	—%
Total assets	19,600,942	20,059,304	(2)%	18,863,726	4%	19,806,163	18,231,609	9%

Noninterest bearing demand deposits	4,113,680	4,312,117	(5)%	5,174,217	(20)%	4,362,043	5,569,534	(22)%
Interest bearing deposits	11,148,413	11,395,468	(2)%	10,307,231	8%	11,267,975	9,602,730	17%
Total deposits	15,262,093	15,707,585	(3)%	15,481,537	(1)%	15,630,180	15,172,272	3%
Interest bearing liabilities	13,048,351	13,308,663	(2)%	11,465,064	14%	13,067,392	10,449,763	25%
Stockholders’ equity	2,048,335	2,079,092	(1)%	1,997,460	3%	2,061,665	2,034,027	1%

LOAN PORTFOLIO COMPOSITION:	12/31/2023	9/30/2023	% change	12/31/2022	% change
Commercial real estate (“CRE”) loans	$8,797,884	$8,972,886	(2)%	$9,414,580	(7)%
Commercial and industrial (“C&I”) loans	4,135,044	4,450,341	(7)%	5,109,532	(19)%
Residential mortgage and other loans	920,691	882,966	4%	879,428	5%
Loans receivable	13,853,619	14,306,193	(3)%	15,403,540	(10)%
Allowance for credit losses	(158,694)	(158,809)	—%	(162,359)	(2)%
Loans receivable, net	$13,694,925	$14,147,384	(3)%	$15,241,181	(10)%

CRE LOANS BY PROPERTY TYPE:	12/31/2023	9/30/2023	% change	12/31/2022	% change
Multi-tenant retail	$1,704,337	$1,745,430	(2)%	$1,866,434	(9)%
Hotels/motels	796,267	826,732	(4)%	952,579	(16)%
Gas stations and car washes	1,030,888	1,037,621	(1)%	1,054,720	(2)%
Mixed-use facilities	870,664	813,571	7%	848,417	3%
Industrial warehouses	1,226,780	1,254,643	(2)%	1,294,893	(5)%
Multifamily	1,226,384	1,234,934	(1)%	1,295,644	(5)%
Single-tenant retail	662,705	671,921	(1)%	718,977	(8)%
Office	401,821	454,695	(12)%	473,459	(15)%
All other	878,038	933,339	(6)%	909,457	(3)%
Total CRE loans	$8,797,884	$8,972,886	(2)%	$9,414,580	(7)%

DEPOSIT COMPOSITION:	12/31/2023	9/30/2023	% change	12/31/2022	% change
Noninterest bearing demand deposits	$3,914,967	$4,249,788	(8)%	$4,849,493	(19)%
Money market, interest bearing demand, and savings	4,872,029	4,855,683	—%	5,899,248	(17)%
Time deposits	5,966,757	6,634,388	(10)%	4,990,060	20%
Total deposits	$14,753,753	$15,739,859	(6)%	$15,738,801	(6)%
Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

CAPITAL & CAPITAL RATIOS:	12/31/2023	9/30/2023	12/31/2022
Total stockholders’ equity	$2,121,243	$2,030,424	$2,019,328
Total capital	$2,120,157	$2,105,754	$2,041,319
Common equity tier 1 ratio	12.28%	11.67%	10.55%
Tier 1 capital ratio	12.96%	12.32%	11.15%
Total capital ratio	13.92%	13.23%	11.97%
Leverage ratio	10.11%	9.83%	10.15%
Total risk weighted assets	$15,230,302	$15,912,792	$17,049,410
Book value per common share	$17.66	$16.92	$16.90
TCE per share (1)	$13.76	$13.01	$12.96
TCE ratio (1)	8.86%	7.96%	8.29%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

	Three Months Ended					Twelve Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Balance at beginning of period	$158,809	$172,996	$163,544	$162,359	$160,561	$162,359	$140,550
ASU 2022-02 day 1 adoption impact	—	—	—	(407)	—	(407)	—
Provision for credit losses	1,700	16,800	8,900	1,700	8,200	29,100	9,600
Recoveries	306	2,938	1,531	387	3,222	5,162	24,598
Charge offs	(2,121)	(33,925)	(979)	(495)	(9,624)	(37,520)	(12,389)
Balance at end of period	$158,694	$158,809	$172,996	$163,544	$162,359	$158,694	$162,359

	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Allowance for unfunded loan commitments	$3,843	$3,143	$3,081	$2,971	$1,351

	Three Months Ended					Twelve Months Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Provision for credit losses	$1,700	$16,800	$8,900	$1,700	$8,200	$29,100	$9,600
Provision for unfunded loan commitments (in noninterest expense)	700	62	110	1,620	120	2,492	250
Total provision expense	$2,400	$16,862	$9,010	$3,320	$8,320	$31,592	$9,850

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Twelve Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
CRE loans	$1,560	$(2,227)	$438	$(109)	$2,022	$(338)	$(14,895)
C&I loans	138	33,145	(1,091)	196	4,174	32,388	2,299
Residential mortgage and other loans	117	69	101	21	206	308	387
Net loan charge offs (recoveries)	$1,815	$30,987	$(552)	$108	$6,402	$32,358	$(12,209)
Net charge offs (recoveries)/average loans receivable (annualized)	0.05%	0.85%	(0.01)%	—%	0.17%	0.22%	(0.08)%

NONPERFORMING ASSETS:	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Loans on nonaccrual status (1)	$45,204	$39,081	$61,252	$78,861	$49,687
Accruing delinquent loans past due 90 days or more	261	21,579	15,182	364	401
Accruing troubled debt restructured loans (2)	—	—	—	—	16,931
Total nonperforming loans	45,465	60,660	76,434	79,225	67,019
Other real estate owned (“OREO”)	63	1,043	938	938	2,418
Total nonperforming assets	$45,528	$61,703	$77,372	$80,163	$69,437

Nonperforming assets/total assets	0.24%	0.31%	0.38%	0.39%	0.36%
Nonperforming assets/loans receivable & OREO	0.33%	0.43%	0.52%	0.53%	0.45%
Nonperforming assets/total capital	2.15%	3.04%	3.74%	3.89%	3.44%
Nonperforming loans/loans receivable	0.33%	0.42%	0.51%	0.53%	0.44%
Nonaccrual loans/loans receivable	0.33%	0.27%	0.41%	0.52%	0.32%
Allowance for credit losses/loans receivable	1.15%	1.11%	1.16%	1.09%	1.05%
Allowance for credit losses/nonperforming loans	349.05%	261.80%	226.33%	206.43%	242.26%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $11.4 million, $12.1 million, $11.9 million, $7.6 million, and $9.8 million, at December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.

(2) The Company adopted ASU 2022-02 in 2023, which eliminated the concept of TDR from GAAP; therefore, accruing TDR loans are no longer included in nonperforming loans.

NONACCRUAL LOANS BY TYPE:	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
CRE loans	$33,932	$26,687	$29,270	$44,376	$33,915
C&I loans	5,013	4,234	23,042	26,191	5,620
Residential mortgage and other loans	6,259	8,160	8,940	8,294	10,152
Total nonaccrual loans	$45,204	$39,081	$61,252	$78,861	$49,687

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
30 - 59 days past due	$2,833	$2,906	$9,295	$7,662	$7,049
60 - 89 days past due	1,289	506	178	249	2,243
Total accruing delinquent loans 30-89 days past due	$4,122	$3,412	$9,473	$7,911	$9,292

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
CRE loans	$2,160	$611	$7,339	$3,652	$4,115
C&I loans	1,643	1,168	990	419	3,300
Residential mortgage and other loans	319	1,633	1,144	3,840	1,877
Total accruing delinquent loans 30-89 days past due	$4,122	$3,412	$9,473	$7,911	$9,292

CRITICIZED LOANS:	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Special mention loans	$178,992	$186,600	$210,806	$166,472	$157,263
Substandard loans	143,449	174,161	134,203	138,224	104,073
Total criticized loans	$322,441	$360,761	$345,009	$304,696	$261,336
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

	Three Months Ended			Twelve Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Average stockholders’ equity	$2,048,335	$2,079,092	$1,997,460	$2,061,665	$2,034,027
Less: Average goodwill and core deposit intangible assets, net	(468,622)	(469,079)	(470,442)	(469,298)	(471,176)
Average TCE	$1,579,713	$1,610,013	$1,527,018	$1,592,367	$1,562,851

Net income	$26,481	$30,049	$51,703	$133,673	$218,277
ROTCE (annualized)	6.71%	7.47%	13.54%	8.39%	13.97%

TANGIBLE COMMON EQUITY	12/31/2023	9/30/2023	12/31/2022
Total stockholders’ equity	$2,121,243	$2,030,424	$2,019,328
Less: Goodwill and core deposit intangible assets, net	(468,385)	(468,832)	(470,176)
TCE	$1,652,858	$1,561,592	$1,549,152

Total assets	$19,131,522	$20,076,364	$19,164,491
Less: Goodwill and core deposit intangible assets, net	(468,385)	(468,832)	(470,176)
Tangible assets	$18,663,137	$19,607,532	$18,694,315

TCE ratio	8.86%	7.96%	8.29%
Common shares outstanding	120,126,786	120,026,220	119,495,209
TCE per share	$13.76	$13.01	$12.96

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Twelve Months Ended
PROFITABILITY RATIOS EXCLUDING NOTABLE ITEMS	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Net income	$26,481	$30,049	$51,703	$133,673	$218,277

Notable items:
FDIC special assessment expense	3,971	—	—	3,971	—
Restructuring costs	11,076	500	—	11,576	—
Total notable items	15,047	500	—	15,547	—
Tax provision	3,190	124	—	3,864	—
Less: total notable items, net of tax provision	$11,857	$376	$—	$11,683	$—

Net income excluding notable items	$38,338	$30,425	$51,703	$145,356	$218,277

Diluted common shares	120,761,112	120,374,618	120,102,665	120,393,257	120,472,345
EPS excluding notable items	$0.32	$0.25	$0.43	$1.21	$1.81
Average Assets	19,600,942	20,059,304	18,863,726	19,806,163	18,231,609
ROA excluding notable items	0.78%	0.61%	1.10%	0.73%	1.20%
Average Equity	2,048,335	2,079,092	1,997,460	2,061,665	2,034,027
ROE excluding notable items	7.49%	5.85%	10.35%	7.05%	10.73%
Average TCE	$1,579,713	$1,610,013	$1,527,018	$1,592,367	$1,562,851
ROTCE excluding notable items	9.71%	7.56%	13.54%	9.13%	13.97%

	Three Months Ended			Twelve Months Ended
EFFICIENCY RATIOS EXCLUDING NOTABLE ITEMS	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Noninterest expense	$99,891	$86,873	$84,518	$364,451	$324,170

Less: notable items:
FDIC special assessment expense	(3,971)	—	—	(3,971)	—
Restructuring costs	(11,076)	(500)	—	(11,576)	—
Noninterest expense excluding notable items	$84,844	$86,373	$84,518	$348,904	$324,170

Revenue	$135,196	$143,683	$162,631	$571,438	$629,818
Efficiency ratio excluding notable items	62.76%	60.11%	51.97%	61.06%	51.47%

Average assets	19,600,942	20,059,304	18,863,726	19,806,163	18,231,609
Noninterest expense / average assets, excluding notable items	1.73%	1.72%	1.79%	1.76%	1.78%

Table Page 11